ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is made as of the 23 day of May 2013, between Quad Energy Corp. ("Assignor") and Multi-Corp International Inc. ("Assignee").

RECITALS

A.
Pursuant to that certain Asset Purchase Agreement dated January 15, 2013 between Assignor and Robin Hood LLC, Robin Hood LLC has agreed to sell, and Assignor has agreed to buy certain oil and gas leases, associated equipment and associated surface rights (the “Asset Purchase Agreement”), all as approved by an order of the United States Bankruptcy Court – District of New Mexico (the “Court”) at a hearing on March 25, 2013

B.	Assignor wishes to assign, and Assignee wishes to assume, Assignor's rights and obligations arising from or in connection with the Asset Purchase Agreement.

Therefore, the parties agree as follows:

ARTICLE 1
ASSIGNMENT

1.1
Assignment. In consideration of the Assignee issuing 3,000,000 restricted common stock of the Assignee to the Assignor, the Assignor hereby assigns to Assignee all of Assignor's rights and obligations in and to the Asset Purchase Agreement.

ARTICLE 2
ASSUMPTION

2.1	Assumption. Assignee hereby irrevocably assumes and accepts Assignor's rights and obligations in and to the Asset Purchase Agreement and agrees to be bound by the terms and conditions thereof.

ARTICLE 3
GENERAL

3.1	Entire Agreement. This Agreement constitutes a complete statement of the understanding between the parties with respect to the subject matter.

3.2	Headings. The headings in this Agreement are provided for reference only and shall not affect the Agreement’s construction or interpretation.

3.3
Invalidity of Provisions. Each provision of this Agreement is distinct and severable from every other provision, and if any provision is declared by a Court to be invalid or unenforceable, the rest of the Agreement shall remain in effect.

3.4
Amendment; Waiver. An amendment or waiver of this Agreement shall not be binding unless it is signed by the party who will be bound by it. A waiver of any provision of this Agreement shall not be a waiver of any other provision and a waiver of any provision of this Agreement shall not be a continuing waiver, unless expressly stated.

3.6
Governing Law. This Agreement shall be governed by the laws of the Province of Alberta and the laws of Canada applicable therein. Each party hereby irrevocably attorns to the jurisdiction of the Province of Alberta with respect to any matter relating to this Agreement.

3.7	Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party.

3.8	Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of, and bind, the successors and permitted assigns of the parties.

3.9           Time. Time is of the essence in all respects of this Agreement.

3.10	Further Assurances. The parties shall with reasonable diligence do all acts and deliver all instruments as may be required to give effect to this Agreement.

3.11	Expenses. Each party shall pay its own costs and expenses of and incidental to the preparation of this Agreement.

3.12
Counterparts. This Agreement may be executed and delivered in one or more counterparts, including counterparts delivered by facsimile transmission or e-mail, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.

QUAD ENERGY CORP.
Per:	Robert Popick
Name:Robert Popick Title: President

MULTI-CORP INTERNATIONAL INC.
Per:	Jean Mann
Name: Jean Mann Title: President

PROVINCE OF ALBERTA
CITY OF CALGARY

This instrument was acknowledged before me on the 28th day of May, 2013 by Robert Popick, the President of Quad Energy Corp. on behalf of such corporation.

__________________________________
Notary Public

ASSET PURCHASE AGREEMENT

THIS AGREEMENT (together with the exhibits and schedules attached hereto, this “Agreement”) dated as of the15th   day of January, 2013.

BETWEEN:

QUAD ENERGY CORP., a corporation organized under the laws of the State of Nevada having a principal office located at 3208 East Colonial Drive, Suite 277, Orlando, Florida 32893

(hereinafter referred to as “QUAD”)

AND:

Robin Hood LLC, a limited liability company organized under the laws of the State of New Mexico and having a registered address at P.O. Box 1089, Hobbs, New Mexico, 88241

(hereinafter referred to as “ROBIN HOOD”)

WHEREAS QUAD desires to purchase and acquire from ROBIN HOOD and ROBIN HOOD desires to sell and assign to QUAD 100% of ROBIN HOOD’s right, title and interest in and to those certain oil and gas leases located in the State of New Mexico, known as the Double X Leases, as more fully and particularly described in Schedule A and Exhibit A attached hereto (the “Leases”);

WHEREAS QUAD desires to purchase and acquire from ROBIN HOOD and ROBIN HOOD desires to sell to QUAD 100% of ROBIN HOOD's right, title and interest in and to all materials, supplies, machinery, equipment, improvements and other personal property and fixtures relating to the Leases (the “Equipment and Fixtures”), and all wells, wellhead equipment, pumping units, flow lines, tanks, buildings, injection facilities, salt water disposal facilities, compression facilities, gathering systems and other equipment, all easements, rights-of-way, surface leases and other surface rights, all permits and licenses and all other appurtenances used or held for use in connection with or related to the exploration, development, operation or maintenance of any of the Leases (the “Surface Rights”);

WHEREAS, the parties desire to enter into this Agreement to set forth their mutual agreements concerning the above matter;

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and between the parties hereto as follows:

ARTICLE 1
SALE AND TRANSFER OF ASSETS

1.1         Sale of Assets. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements contained herein, at the closing of the transactions contemplated hereby, ROBIN HOOD will sell, convey, assign and transfer 100% of its right, title and interest in and to the Leases, Equipment and Fixtures and Surface Rights (collectively referred to in this agreement as the “Assets”), and QUAD will purchase and acquire 100% of ROBIN HOOD’s right, title and interest in and to the Assets from ROBIN HOOD.

1.2         Consideration.

(a)	Purchase Price. In consideration of the sale, transfer and assignment to QUAD of 100% of ROBIN HOOD’s right, title and interest in and to the Assets, QUAD shall pay a purchase price consisting of:

(i)
Cash payment of up to $127,320.19 as of December 31, 2012 being an amount equal to the unpaid royalties ROBIN HOOD owes to BLM related to the Assets, plus interest accrued on such royalties through the Closing Date, to be paid on the Closing Date;

(ii)
Cash payments in an amount equal to the difference between $803,000 and the amount paid in 1.2(a)(i) above (such difference being approximately $675,680) paid in 44 monthly payments of $15,000 each without interest, beginning on the a date that is 3 months after the Closing Date, and a final payment of the balance on the date that is 48 months after the Closing Date, until paid in full; and

(iii)
Delivery on the Closing Date of 24,000,000 shares of restricted common stock of QUAD valued at $0.07 per share or, at the option of QUAD, delivery MULI restricted common stock having an equivalent value.

(b)	Assumption of liability for cleanup. As further consideration, and in addition to the above, QUAD assumes all responsibility and liability for any cleanup associated with the Assets.

(c)
Risks Related to Hazardous Materials. QUAD shall assume all risks that the property underlying the Assets may contain waste materials or other adverse physical conditions, including, but not limited to, the presence of unknown abandoned oil and gas wells, water wells, sumps, pits, pipelines or other waste or spill sites. At the Closing Date, all responsibility and liability related to all such conditions, whether known or unknown, fixed or contingent, will be transferred from ROBIN HOOD to QUAD.

(d)	Payment of Operating Expenses. QUAD shall assume and make payment on behalf of ROBIN HOOD of any and all operating costs associated with the Assets.

1.3         Bankruptcy Court Approval.  , This Agreement shall be presented for approval in the United States Bankruptcy Court, District of New Mexico, Case No. 11-11912, as part of the Chapter 11 Plan of ROBIN HOOD.  Confirmation of the Chapter 11 Plan of ROBIN HOOD shall constitute approval of this Agreement and authorization for ROBIN HOOD to sell the Assets free and clear of any and all liens or interests, except for those security interests provided at Paragraph 1.5 below.

1.4         The Closing.  The transfer and delivery of the documents transferring 100% of the right, title and interest of ROBIN HOOD in the Assets to QUAD, QUAD’s payment of the initial cash payment referred to in paragraph 1.2(a)(i) above, and issuance of stock by QUAD to ROBIN HOOD (the “Closing”) will take place on a date that is not later than ninety (90) days after the Order by the United States Bankruptcy Court confirming the Chapter 11 Plan of ROBIN HOOD becomes final and non-appealable and on such date as is mutually acceptable to ROBIN HOOD and QUAD (the “Closing Date”)

1.5         Security.  At the Closing on the Closing Date, as security for the payment for the cash payments as set forth in Articles 1.2(a) and (ii) above, Quad shall grant to ROBIN HOOD a security interest in and to the Assets by way of mortgage, security agreement or other document typical for the taking of security in assets of the nature of the Assets in a form registerable in such government offices and registries as are typical for the registration of such mortgage, security agreement or other document typical for the taking of security in assets of the nature of the Assets.

1.6         Deliveries.  At the Closing on the Closing Date:

(a)	ROBIN HOOD shall deliver to QUAD executed and duly acknowledged assignments conveying 100% of the right, title and interest of ROBIN HOOD to the Assets to QUAD;

(b)
ROBIN HOOD and QUAD shall each execute and deliver such other instruments and take such other action as may be necessary to carry out their respective obligations under this Agreement; including, without limitation, working together to cause the title to any assets to be transferred under this Agreement into the name of QUAD in the applicable governmental records, and executing such documents as necessary to document and perfect the security interest described in Paragraph 1.5.

ARTICLE 2
TITLE

2.1         QUAD acknowledges that it has been fully and sufficiently advised by its own advisors and legal counsel, independent of ROBIN HOOD, regarding the extent of required cleanup and assumption of liabilities under Article 1.2 above and the requirements of the State of New Mexico regarding that cleanup and liability.  QUAD acknowledges that it likewise has been fully and sufficiently advised regarding required regulatory approvals, approval of relevant divisions with the State of New Mexico, regarding required filings or registrations, authorizations, notices and permits, consents, and approvals of public or governmental bodies, authority or other person or entity that may be necessary for the consummation of the transactions contemplated by this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF ROBIN HOOD

3.1         ROBIN HOOD represents and warrants to QUAD as follows as of the date hereof and as of the Closing Date:

(a)
Organization.  ROBIN HOOD is a limited liability company duly organized, validly existing and in good standing under the applicable laws of the State of New Mexico.  ROBIN HOOD is as of the date of this Agreement a debtor-in-possession in Bankruptcy Case 11-11912JA, United States Bankruptcy Court for the District of New Mexico, who continues to operate under the provisions of 11 U.S.C. §§ 1107 and 1108.

(b)
Power and Authority.  Subject to receiving bankruptcy court approval through confirmation of its Chapter 11 Plan, above, ROBIN HOOD has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by them in connection with the transactions contemplated hereby, and upon bankruptcy court approval, ROBIN HOOD will take all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby.

(c)
Non-Contravention. To ROBIN HOOD’s knowledge, the execution, delivery and/or performance of this Agreement, or the consummation of the transactions contemplated hereby, will not violate any provision of the articles or bylaws of ROBIN HOOD or violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory agency in the State of New Mexico that would result in a material adverse effect.

(d)
Title to Assets, Sale to QUAD is Free and Clear of Liens except as stated in Paragraph 1.5 above, with any other liens or interests attaching to proceeds. ROBIN HOOD has, or as of the Closing Date ROBIN HOOD shall have, an Order from the United States Bankruptcy Court, District of New Mexico, confirming the Chapter 11 Plan of Robin Hood, such Order providing that QUAD has purchased the assets in this agreement free and clear of all liens, claims, charges, security interests or encumbrances of any source whatsoever, including any claims of the United States Internal Revenue Service, Bureau of Land Management, Office of Natural Resources Revenue (ONRR) or the State of New Mexico Taxation and Revenue Department, except for that Security Interest provided in Paragraph 1.5 above, that any other existing liens or interests shall attach to the proceeds of sale, and that QUAD shall bear no liability for any obligations of ROBIN HOOD in the ROBIN HOOD chapter 11 bankruptcy case other than purchase price and cleanup obligations as set forth in Paragraph 1.2 hereof.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF QUAD

4.1         To induce ROBIN HOOD to execute, deliver and perform this Agreement, and in acknowledgement of ROBIN HOOD’s reliance on the following representations and warranties, QUAD hereby represents and warrants to ROBIN HOOD as follows as of the date hereof and as of the Closing Date:

(a)
Organization.  QUAD is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the power and authority to conduct its business as it is now being conducted and to own and lease its properties and assets.

(b)
Power and Authority.  QUAD has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby, and the execution, delivery and performance of the Agreement by QUAD has been duly authorized by QUAD and by any agency, government entity, or other body required to provide such authority.  This Agreement is, and, when such other agreements and instruments are executed and delivered, the other agreements and instruments to be executed and delivered by QUAD in connection with the transactions contemplated hereby shall be, the valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms.

(c)	Broker’s or Finder’s Fees. QUAD has not authorized any person to act as broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

(d)
No Conflict.  Neither the execution and delivery by QUAD of this Agreement and of the other agreements and instruments to be executed and delivered by QUAD in connection with the transactions contemplated hereby or thereby, nor the consummation by QUAD of the transactions contemplated hereby, will or do violate or conflict with: (a) any foreign or local law, regulation, ordinance, governmental restriction, order, judgment or decree applicable to QUAD; (b) any provision of any charter, bylaw, or (c) under any material agreement to which QUAD is a party.

(e)
Required Consents.  No permit or approval, authorization, consent, permission, or waiver to or from any person, or notice, filing, or recording to or with, any person is necessary for the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered by QUAD in connection with the transactions contemplated hereby, or the consummation by QUAD of the transactions contemplated hereby.

(f)
Litigation.  There are no proceedings pending or, to the knowledge of the Purchaser, threatened against QUAD which (i) seek to restrain or enjoin the consummation of the Agreement or the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on QUAD or its abilities to perform its obligations under the Agreement and the other agreements and instruments to be executed and delivered by QUAD in connection with the transactions contemplated hereby.

(g)
Assignment Permitted. ROBIN HOOD is aware, and was advised earlier, that QUAD is contemplating a merger or other such transaction with Multicorp International (“MULI”) under which its control shall pass to MULI.  Provided that MULI’s agreement to be a party to this agreement is disclosed to counsel to ROBIN HOOD prior to Closing, it shall be novated into this agreement and shall enjoy all rights and benefits of this agreement and shall be subject to all terms of obligations imposed on QUAD hereunder.

ARTICLE 5
CONDITIONS TO ROBIN HOOD’S OBLIGATIONS

5.1         Each of the obligations of ROBIN HOOD to be performed hereunder shall be subject to the satisfaction (or waiver by ROBIN HOOD) at or prior to the Closing Date of each of the following conditions:

(a)
Representations and Warranties; Performance.  QUAD shall have performed and complied in all respects with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date, the representations and warranties of QUAD set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except as otherwise expressly contemplated by this Agreement), and the execution and delivery of this Agreement by QUAD and the consummation of the transactions contemplated hereby shall have been duly and validly authorized by the Purchaser’s Board of Directors, and ROBIN HOOD shall have received a certificate to that effect signed by the secretary of the Purchaser.

(b)	Consents. All required approvals, consents and authorizations shall have been obtained.

(c)
Litigation.  No Litigation shall be threatened or pending against QUAD or ROBIN HOOD that, in the reasonable opinion of counsel for ROBIN HOOD, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

(d)
Documents Satisfactory in Form and Substance.  All agreements, certificates, and other documents delivered by QUAD to ROBIN HOOD hereunder shall be in form and substance satisfactory to counsel for ROBIN HOOD, in the exercise of such counsel’s reasonable judgment.

(e)	Court Approval. ROBIN HOOD shall have received the Court Approval contemplated in Article 1.3 hereof.

ARTICLE 6
CONDITIONS TO QUAD’S OBLIGATIONS

6.1         Each of the obligations of QUAD to be performed hereunder shall be subject to the satisfaction (or the waiver by QUAD) at or prior to the Closing Date of the following conditions:

(a)
Representations and Warranties; Performance.  ROBIN HOOD shall have performed and complied in all respects with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date, the representations and warranties of ROBIN HOOD set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except as otherwise expressly contemplated by this Agreement), and the execution and delivery of this Agreement by ROBIN HOOD and the consummation of the transactions contemplated hereby shall have been duly and validly authorized by the ROBIN HOOD’S Manager and Members and the United States Bankruptcy Court, District of New Mexico, and QUAD shall have received a certificate to that effect signed by the Manager of ROBIN HOOD.

(b)
Consents.  All required approvals, consents and authorizations shall have been obtained, and an Order authorizing this sale shall have been signed and entered by the United States Bankruptcy Court, District of New Mexico.

(c)
No Litigation.  No Litigation shall be threatened or pending against QUAD or ROBIN HOOD that, in the reasonable opinion of counsel for the QUAD, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

(d)
Documents Satisfactory in Form and Substance.  All agreements, certificates, and other documents delivered by ROBIN HOOD to QUAD hereunder shall be in form and substance satisfactory to counsel for ROBIN HOOD, in the exercise of such counsel’s reasonable judgment.

(e)	Due Diligence. QUAD shall have until December 31, 2012, to complete its due diligence review of ROBIN HOOD and the Assets and shall have been satisfied with the findings thereof.

(e)
Title Matters.  QUAD shall have completed its review of title to the Assets, including all encumbrances and liens relating thereto and shall have been satisfied, in its sole and unfettered discretion, with the findings thereof.

ARTICLE 7
POST-CLOSING COVENANTS OF ROBIN HOOD AND QUAD

7.1         Transfer, Documentary Taxes.

All sales, transfer, and similar taxes and fees (including all recording fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by ROBIN HOOD and ROBIN HOOD shall file all necessary documentation with respect to such taxes.

7.2         Further Assurances.  Subject to the terms and conditions of this Agreement, each party agrees to use all of its reasonable efforts to take, or cause to be taken, all actions and to do or cause to be done, all things necessary and proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such further instruments and documents) as the other party may reasonably request.

ARTICLE 8
SURVIVAL AND INDEMNITY

8.1         Indemnification by QUAD.  QUAD shall indemnify, defend, and hold harmless ROBIN HOOD, and its representatives from and against any and all demands, claim, actions, or causes of action, assessments, losses, damages (including incidental and consequential damages), liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation , and settlement amounts, together with interest and penalties (collectively, a “Loss” or “Losses”), asserted against, resulting to, imposed upon, or incurred by ROBIN HOOD, directly or indirectly, by reason of, resulting from, or arising in connection with: (i) any breach of any representation, warranty, or agreement of QUAD contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby; (ii) any breach of any representation, warranty, or agreement of either party contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby, as if such representation or warranty were made on and as of the Closing Date; (iii) any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with either party in connection this Agreement or any of the transactions contemplated hereby; and (iv) to the extent not covered by the foregoing, any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation and settlement amounts, together with interest and penalties, incident to the foregoing.

The remedies provided in this Article 8 will not be exclusive of or limit any other remedies that may be available to the either party to this Agreement.

ARTICLE 9
TERMINATION

9.1         Termination.  This Agreement may be terminated at any time prior to the Closing Date:

(a)         by mutual written consent of ROBIN HOOD and QUAD;

(b)
by either ROBIN HOOD or QUAD if (i) there shall have been a material breach of any representation, warranty, covenant or agreement set forth in this Agreement, which breach shall not have been cured, in the case of a representation or warranty, prior to Closing or, in the case of a covenant or agreement, within ten (10) business days following receipt by the breaching party of notice of such breach, or (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated hereby shall have become final and non-appealable;

(c)	in the event that the United States Bankruptcy Court does not confirm a Chapter 11 Plan of Robin Hood that includes this Agreement as an essential part thereof.

9.2         Effect of Termination.  Each party’s right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.  If this Agreement is terminated pursuant to Section 9.1, unless otherwise specified in this Agreement, all further obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s rights to pursue all legal remedies will survive such termination unimpaired.

ARTICLE 10
MISCELLANEOUS

10.1         Entire Agreement.  This Agreement, and the other documents and instruments to be executed and delivered by the parties in connection with this Agreement, constitute the sole understanding of the parties with respect to the subject matter hereof and supersede all prior oral or written agreements with respect to the subject matter hereof.

10.2         Parties Bound by Agreement; Successors and Assigns.  The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

10.3         Amendments and Waivers.  No modification, termination, extension, renewal or waiver of any provision of this Agreement shall be binding upon a party unless made in writing and signed by such party.  A waiver on one occasion shall not be construed as a waiver of any right on any future occasion.  No delay or omission by a party in exercising any of its rights hereunder shall operate as a waiver of such rights.

10.4         Severability.  If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature.

10.5         Attorneys’ Fees.  Should any party hereto retain counsel for the purpose of enforcing, or preventing the breach of, any provision hereof to enforce any provision hereof or for damages for any alleged breach of any provision hereof, including but not limited to enforcement of the Security Interest provided in Paragraph 1.5 above, or for a declaration of such party’s rights or obligations hereunder, then, whether such matter is settled by negotiation, or by arbitration or judicial determination, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby, including, but not limited to, reasonable attorneys’ fees for the services rendered to such prevailing party.

10.6         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

10.7         Headings.  The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

10.8         Notices.  All notices, requests, demands, claims, and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given five business days after such notice, request, demand, claim or other communication is sent, if sent by registered or certified mail, return receipt requested, postage prepaid; and, in any case, all such communications must be addressed to the intended recipient at the address set forth on the first page of this Agreement.  Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

10.9         Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New Mexico without giving effect to the principles of choice of law thereof.

10.10                 References, etc.

(a)	Whenever reference is made in this Agreement to any Article, Section, or paragraph, such reference shall be deemed to apply to the specified Article, Section or paragraph of this Agreement.

(b)	Any form of the word “include” when used herein is not intended to be exclusive (e.g., “including” means “including, without limitation”).

10.11                 No Third Party Beneficiary Rights.  Subject to paragraph 4.1(g) hereof, no provision in this Agreement is intended or shall create any rights with respect to the subject matter of this Agreement in any third party.

10.12                 Such Other Acts.  The parties hereto shall do all things, take such acts and execute such documents as are necessary to give effect to the intention herein contemplated.

10.13                 Electronic Means.  Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first indicated above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first indicated above.

QUAD ENERGY INC., a Nevada corporation	ROBIN HOOD LLC, a New Mexico limited liability company
By:	By:
Name and Title:	Name and Title:

SCHEDULE A

DESCRIPTION OF LEASES

Well Name and Number	Double XX Leases API	Legal Description	Type	S or F
Jennings # 2	30-025-08149	M-14-24S-32E	O	F
Jennings # 4	30-025-25149	K-14-24S-32E	O	F
Jennings # 5	30-025-28754	F 14-24S-32E	O	F
Jennings # 6	30-025-28755	J-14-24S-32E	O	F
Jennings # 1	30-025-08148	C-14-24S-32E	S	F SWD
Gulf Hannagan # 2	30-025-08145	P-11-24S-32E	O	F
Hannagan D Federal # 2	30-025-05141	J-11-24S-32E	O	F
Hannagan B Federal # 1	30-025-08151	O-15-24S-32E	O	F
Hannagan B Federal # 2	30-025-08152	P-15-24S-32E	O	F
U.S. Smelting # 1	30-025-08157	B-22-24S-32E	O	F
U.S. Smelting # 3	30-025-08159	I-22-24S-32E	O	F
U.S. Smelting # 4	30-025-08160	G-22-24S-32E	O	F
U.S. Smelting # 5	30-025-08161	P-22-24S-32E	O	F SWD
Federal CG 22 #1	30-025-28753	F-22-24S-32E	O	F
Badley Federal # 2	30-025-08155	H-22-24S-32E	O	F
Graham Federal # 3	30-025-28555	E-22-24S-32E	O	F

Acres Per Lease	
Jennings	520 Acres
Gulf Hannagan	160 Acres
Hannagan D	160 Acres
Hannagan B	80 Acres
US Smelting	320 Acres
Federal	40 Acres
Bradley	160 Acres
Graham	40 Acres
TOTAL	1480 Acres

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